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                                                                  Exhibit No. 99

BOAMS 2004-D Jumbo Hybrid Arm Inv Grade Subordinates  ** 5/07 SETTLE **
CLS    ORIG FACE    %DEAL    %BELOW    RTG (M/S/F)      PXING SPEED
B1    9,989,000     0.90%    1.80%     Aa2 / AA / AA      25 CPB
B2    8,879,000     0.80%    1.00%      A2 / A+ / A       25 CPB
B3    4,439,000     0.40%    0.60%    Baa2 / BBB / BBB+   25 CPB

Collateral Summaries are attached

PT: 4.00114; GWAC: 4.469; IO: 45.25%; FICO: 742; OLTV: 66.73%; CA: 72.29%

* Coupon is WA Net Rate of the 3 collat groups weighted by the sub amount.

The above information relates to BOAMS 2004-D. This message is for information purposes only and we are not soliciting any action based upon it. Information herein will be superseded by information in the final prospectus (which may include both a Prospectus and a Prospectus Supplment),copies of which may be obtained from Jerome Greene at Banc of America Securities LLC, 200 North College Street,Charlotte, NC 28255.Any decision to invest in securities should be made after reviewing any Prospectus or Prospectus Supplement relating to them. The underwriters disclaim any and all liability relating to this information, including without limitation,any express or implied representations or warranties for,statements contained in,and omissions from, this information.